UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2008

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On May 7, 2008, Brunswick Corporation (“Brunswick”) decided to cease production of its Bluewater Marine boats, including the Sea Pro, Sea Boss, Palmetto and Laguna brands.  Brunswick expects to incur pretax charges for facility consolidation, asset impairments and write-downs, closure and severance costs in the range of approximately $25 million to $30 million, substantially all of which will be incurred in the second quarter of 2008.

In connection with these actions, Brunswick expects to incur approximately $18 million of non-cash asset write-downs and impairment charges, approximately $3 million of facility closure charges and between $4 million and $9 million of other costs associated with discontinuing production of these brands.

The news release announcing these actions is furnished as Exhibit 99.1 and incorporated herein by reference.

Statements made in this Current Report on Form 8-K that are forward-looking involve risks and uncertainties and are indicated by words such as "estimates," "expects" and other similar words or phrases. These uncertainties include, but are not limited to, the execution of the restructuring plan, economic conditions and other risks described in filings with the SEC such as Brunswick's most recent Forms 10-K and 10-Q.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release dated May 13, 2008 of Brunswick Corporation, announcing its decision to cease production of its Bluewater Marine boats.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: May 13, 2008	By:	/s/ ALAN L. LOWE
Name: Alan L. Lowe
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	News Release dated May 13, 2008 of Brunswick Corporation, announcing its decision to cease production of its Bluewater Marine boats.